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EXHIBIT 99.1                    PRESS RELEASE




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                    [LONG ISLAND FINANCIAL CORP. LETTERHEAD]
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                    LONG ISLAND FINANCIAL CORP. ANNOUNCES 20%
                           QUARTERLY DIVIDEND INCREASE



ISLANDIA, NEW YORK, November 19, 2003 - Douglas C. Manditch, President and Chief Executive Officer of Long Island Financial Corp. (NASDAQ/NMS: LICB), announced today that the Board of Directors declared a quarterly dividend of $.12 per common share, representing a 20% increase in the quarterly dividend and the third consecutive year in which the Company has increased its quarterly dividend. The dividend will be payable on January 1, 2004 to stockholders of record on December 19, 2003.

Long Island Financial Corp. is the holding company for Long Island Commercial Bank, a New York state-chartered commercial bank, which provides commercial and consumer banking services through twelve offices located in Islandia, Babylon, Smithtown, Westbury, Jericho, Shirley, Ronkonkoma, Melville, Central Islip, Deer Park, Hauppauge and Bay Ridge-Brooklyn. Long Island Commercial Bank had approximately $474.1 million in assets at September 30, 2003. Perry B. Duryea serves as Chairman of the Board.





CONTACT:
Douglas C. Manditch
President & CEO
LONG ISLAND FINANCIAL CORP.
One Suffolk Square
1601 Veterans Memorial Highway
Islandia, New York 11749
Voice: (631) 348-0888   Fax: (631) 348-0830
WWW.LICB.COM